Exhibit (c) (5)

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December 1, 2012 PROJECT HEAT: SPECIAL COMMITTEE DISCUSSION MATERIALS

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I I I I I I I V AGENDA UPDATE ON APAX PROPOSAL MARKET UPDATE FINANCIAL ANALYSIS APPENDIX

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UPDATE ON APAX PROPOSAL

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REVIEW OF APAX’S REVISED PROPOSAL Notes: Financial results for a stated year represent financials for the 12 month period ending January 31 of the following year (1) Based on 23.8mm basic shares outstanding; approximately 0.3mm restricted stock units and dilutive effect of in-the-money stock options (1.58mm gross options outstanding), and net debt/(cash) of ($44)mm as of October 27, 2012 (2) Based on EBITDA of $97mm for the twelve month period ending October 27, 2012 derived from the most recent press release (8-K for the quarter ending October 27, 2012) (3) Based on LRP EBITDA estimate of $105mm for 2012E

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REVIEW OF TERMS DISCUSSED WITH APAX

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II. MARKET UPDATE

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HEAT SHARE PRICE PERFORMACE SINCE OCTOBER 31 Source: Factset market data as of November 29, 2012 Nov 7—8 Market concerns regarding macro environment / fiscal cliff Nov 28 (Q3 ‘12) BEAT consensus EPS; Comp= 0.2% Analyst Price Target Range Oct. 31 $30.00—$44.00 Nov. 29 $30.00—$44.00

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RECENT STOCK PRICE PERFORMANCE Source: Factset market data as of November 29, 2012 ANF Q3 Earnings ARO Q3 Earnings ZUMZ Q3 Earnings TLYS Q3 Earnings HEAT Q3 Earnings AEO Q3 Earnings Nov 7—8 Market concerns regarding macro environment / fiscal cliff ZUMZ Announcement Weak comps (+3.7%) and issuance of profit warning

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UPDATE ON THIRD QUARTER EARNINGS ANNOUNCEMENTS Source: Company Filings, Factset Note: (1) Zumiez issued a profit warning on October 31, 2012 ahead of its earnings release date; reported actuals and share price reactions are calculated as of that date (2) Aeropostale comp sales growth results excluding the impact of e-commerce sales Heat’s growth teen peers are experiencing deceleration in comp and earnings momentum Of the other teen peers, American Eagle and Abercrombie & Fitch posted strong comp and earnings results going into the holiday season

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SELECT ANALYST COMMENTARY Source: Wall Street Research Following the earnings announcement for Q3- FY2012, analysts released generally positive views on Heat, but comp performance remains an issue

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III. FINANCIAL ANALYSIS

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SUMMARY OF FINANCIAL ANALYSIS—CURRENT Source: Management’s Current Long Range Plan Notes: Values and market data as of November 29, 2012, rounded to the nearest 25 cents. Financial results for a stated year represent financials for the 12 month period ending January 31 of the following year. Based on 23.8mm basic shares outstanding; approximately 0.3mm restricted stock units and dilutive effect of in-the-money stock options (1.58mm gross options outstanding) as of October 27, 2012. Future values discounted to November 30, 2012. Current Price: $28.09 Apax Proposal : $40.00 Precedent Premiums Precedent Transactions LBO Trading Range Analyst Estimates Trading Valuation DCF (excl. synergies) M&A Valuation (US$ per share) October 31 Multiple Range 6.3x – 7.1x 5.7x – 6.1x 15.2x – 16.6x 13.5x – 15.1x Updated LRP, valuation reference date, and share count Updated LRP, valuation reference date and share count Updated for Q3 cash balance and share count Updated for Q3 cash balance and share count 7.0x 6.0x 5.0x Terminal Multiple: 6.0x $53.75 $44.50

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PUBLIC TRADING COMPARABLES EV / 2012E EBITDA EV / 2013E EBITDA Source: Company Filings, Factset market data as of November 29, 2012 Notes: Financial results for a stated year represent financials for the 12 month period ending January 31 of the following year Current Selected Range 5.9x-6.6x Current Selected Range 5.1x-5.9x Growth Teen Peers Mid-Cap Specialty Peers Large-Cap Specialty Peers High Growth Peers Off Price Peers Other Teen Peers (0.4) 0.3 1.7 0.5 0.4 0.5 (0.6) 0.2 1.2 0.7 (0.8) (2.3) (0.5) 0.4 (0.4) 0.2 0.8 (1.3) (1.1) 1.6 1.2 0.6 (0.3) 0.6 0.7 (0.4) 0.1 1.1 (0.3) 0.2 1.4 0.8 (0.8) (1.3) (0.2) 2.7 1.3 0.7 1.3 0.3 0.7 0.9 1.2 0.3 0.5 0.7 (0.5) 0.1 0.5 (0.4) 1.0 0.5 (0.8) (1.8) (0.5) 0.1 0.4 (0.5) 0.1 0.0 ^ from Oct. 31 ^ from Oct. 31

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PUBLIC TRADING COMPARABLES P / 2012E EPS P / 2013E EPS Source: Company Filings, Factset market data as of November 29, 2012 Notes: Financial results for a stated year represent financials for the 12 month period ending January 31 of the following year Current Selected Range 14.9x-15.1x Current Selected Range 12.9x-13.6x 0.3 (0.7) 0.8 0.0 (0.9) (3.3) (1.9) 1.6 1.0 0.5 (0.5) (0.7) 1.4 (0.1) 1.1 1.0 (0.5) 0.3 1.4 1.3 2.5 0.3 (1.7) (2.6) 1.9 2.9 0.1 (0.9) (1.1) 3.4 3.4 (0.1) 5.2 0.3 (1.0) (0.7) 1.4 1.0 (0.2) (0.6) (1.6) 1.4 0.6 1.3 2.0 (2.1) (4.0) (1.0) (0.4) 0.9 (1.0) 0.3 (0.9) (2.6) 3.5 Growth Teen Peers Mid-Cap Specialty Peers Large-Cap Specialty Peers High Growth Peers Off Price Peers Other Teen Peers ^ from Oct. 31 ^ from Oct. 31

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EQUITY RESEARCH PRICE TARGETS Source: Wall Street Research Notes: Market Data as of November 29, 2012 CURRENT RECOMMENDATION The median analyst price target for Heat suggests 25% upside to current trading levels. The majority of the companies covered by the analysts who cover Heat are mature retail companies vs. high growth operators

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DISCOUNTED CASH FLOW ANALYSIS Source: Management’s Long Range Plan Notes: Financial results for a stated year represent financials for the 12 month period ending January 31 of the following year. Mid-year convention is applied. Stock based compensation expense is not added back for unlevered free cash flows in order to capture the value of management compensation. Future values discounted to November 30, 2012. (1) Based on change in Other Current Assets, Deferred Rent and Deferred Tax Liabilities. Assumed to be zero for the perpetuity growth rate analysis (US$ in MM, except per share amounts)

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TERMINAL VALUE AND PERPETUITY GROWTH RATE CONSIDERATIONS Source: Management’s Long Range Plan, Company Filings, Factset market data as of October 31, 2012 Notes: Financial results for a stated year represent financials for the 12 month period ending January 31 of the following year Teen Peers Selected Range 5.0x-6.0x EV/LTM EBITDA Management publicly declared store growth opportunity of 1,500 stores LRP total number of stores (end of FY2017) is 1,685 stores TERMINAL MULTIPLE SENSITIVITY TO ANNUAL STORE OPENINGS Growth Teen Peers

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UPDATED DCF SENSITIVITIES Source: Management’s Long Range Plan Notes: All sensitivities reflect the terminal trailing exit multiple range of 5.0x-6.0x and WACC range of 12.0%-14.0%

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LEVERAGED BUYOUT ANALYSIS TRANSACTION SUMMARY Acquisition at $42.75, at 52.2% premium to the stock price of $28.09 on 11/29/2012 Price representing the 20.0% IRR, midpoint of LBO valuation range Total leverage of 5.0x LTM EBITDA (6.2x EBITDAR) 3.0x Term Loan at LIBOR + 500 bps 2.0x Subordinated Debt at 10.0% Assumes a “management promote” equivalent to 7.5% of incremental equity value created Assumes minimum cash requirement of $25 million Transaction date as of 1/31/2013 SOURCES AND USES PURCHASE PRICE SUMMARY ILLUSTRATIVE RETURNS SENSITIVITY PRICE (1) LEVERAGE (2) Source: Management’s Long Range Plan Notes: Financial results for a stated year represent financials for the 12 month period ending January 31 of the following year. IRR valuation range as of November 30, 2012 (1) Assuming 5.0x leverage (2) Assuming 5.5x exit multiple (US$ in MM, except per share amounts)

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IV. APPENDIX

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Source: Company filings, FactSet; Data as of November 29, 2012 Notes: Financial results for a stated year represent financials for the 12 month period ending January 31 of the following year ($ in millions, except per share data) ANALYSIS AT VARIOUS PRICES

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REVIEW OF APAX’ S SEPTEMBER 25 PROPOSAL Notes: Financial results for a stated year represent financials for the 12 month period ending January 31 of the following year (1) Based on 23.7mm basic shares outstanding; approximately 0.3mm restricted stock units and dilutive effect of in-the-money stock options (1.66mm gross options outstanding), and net debt of ($57)mm as of July 28, 2012 (2) Based on EBITDA of $96mm for the twelve month period ending July 28, 2012 derived from the most recent quarterly filing (10-Q for the quarter ending July 28, 2012) (3) Based on LRP EBITDA estimate of $105mm for 2012E and $124mm for 2013E

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SUMMARY OF FINANCIAL ANALYSIS – OCTOBER 31 Source: Management’s Long Range Plan Notes: Values and market data as of October 31, 2012, rounded to the nearest 25 cents. Financial results for a stated year represent financials for the 12 month period ending January 31 of the following year. Based on 23.7mm basic shares outstanding; approximately 0.3mm restricted stock units and dilutive effect of in-the-money stock options (1.66mm gross options outstanding) Current Price: $30.11 Apax Proposal : $38.00 – $39.00 Precedent Premiums Precedent Transactions LBO Trading Range Analyst Estimates Trading Valuation DCF (excl. synergies) M&A Valuation (US$ per share) 7.0x 6.0x 5.0x Terminal Multiple: 6.0x $53.25 $44.00

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HEAT SHARE PRICE PERFORMANCE SINCE IPO January 06, 2012 All Time Low $19.95 Jul 08, 2011 All Time High $36.98 Aug 23, 2012 (Q2 ‘12) BEAT consensus EPS; Comp= 0.5% May 24, 2012 (Q1 ‘12) BEAT consensus; Comp= 1.7% Mar 16, 2010 (Q4 ‘09) BEAT consensus EPS; Comp= 9% May 26, 2010 (Q1 ‘10) BEAT consensus EPS; Comp= 7.7% (and guided low single digit) Aug 25, 2010 (Q2 ‘10) BEAT consensus EPS; announced first negative comp as a public company (-1.6%) Dec 1, 2010 (Q3 ‘10) BEAT consensus EPS; Comp= 1.8% May 26, 2011 (Q1 ‘11) BEAT consensus EPS; Comp= 5.2% Aug 24, 2011 (Q2 ‘11) MISSED consensus; Comp= flat Nov 30, 2011 (Q3 ‘11) BEAT consensus EPS; Comp= flat Mar 14, 2012 (Q4 ‘11) BEAT consensus EPS; Comp= -2.2% Mar 15, 2011 (Q4 ‘10) BEAT consensus EPS; Comp= 1.5% Concerns regarding macro environment and high promotion levels in sector Source: Factset market data as of November 29, 2012 Notes: Growth Teen Peers include: ZUMZ and TLYS Other Teen Peers include: ANF, ARO and AEO Mid-Cap Specialty Retail Peers include BEBE, CMRG, CATO, CBK, CTRN, DEST, HOTT, JOSB, PSUN and WTSLA High Growth Retail Peers include LULU, UA, FRAN, VRA, TUMI and FOSL Off-Price Peers include: ROST, ASNA and TJX After a successful IPO, Heat’s trading performance has come under pressure as decelerating comp performance overshadowed consistent earnings beats and margin expansion Nov 28, 2012 (Q3 ‘12) BEAT consensus EPS; Comp= 0.2%

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EVOLUTION OF QUARTERLY COMP STORE SALES EVOLUTION OF COMP STORE SALES In the first two quarters following its IPO, Heat posted comp store sales levels consistent with high growth peers Since August 2010, the Company experienced a deceleration in comp store sales Source: Company Filings Note: Aeropostale comp sales growth results excluding the impact of e-commerce sales

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SUMMARY OF THE LRP PREPARED BY MANAGEMENT REVENUES GROSS MARGIN The LRP forecast was recently updated by management and shows continued topline growth and margin expansion, driving 20%+ EPS growth EBITDA EPS Source: Management’s Long Range Plan. Financial results for a stated year represent financials for the 12 month period ending January 31 of the following year. Consensus estimates $1.85 $2.15

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ILLUSTRATIVE SHARE PRICE TRAJECTORY Based on Price / NTM EPS Multiple of 13.4x / 13.9x Source: FactSet, Management’s Long Range Plan Notes: Financial results for a stated year represent financials for the 12 month period ending January 31 of the following year. Analysis based on assumed share buybacks using the available excess cumulative cash of $142mm generated between FY2013-FY2015. Share buybacks assumed at 5% premium to estimated share prices at the end of fiscal years 2013, 2014 and 2015, based on applying the respective NTM P/E ratio to estimated earnings per share (pro forma for share buybacks) in the future periods. (1) Based on estimated future share prices (US$ per share) If Heat retains its current P/E multiple and achieves its earnings forecast, its stock price will exceed the Apax offer in about a year If Heat’s multiple increases to the midpoint of the reference range, the (red) line shows the pro forma stock price

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RELEVANT SECTOR TRANSACTIONS SPECIALTY BRANDED APPAREL & ACCESSORIES—EV / LTM EBITDA OTHER RETAIL – EV / LTM EBITDA ($ in millions) Source: Company filings, Wall Street research

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COMPARABLE COMPANY ANALYSIS – KEY METRICS Source: Company Filings, Factset market data as of November 29, 2012 Note: Financial results for a stated year represent financials for the 12 month period ending January 31 of the following year

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COMPARABLE COMPANY ANALYSIS – KEY METRICS (CONT’D) Source: Company Filings, Factset market data as of November 29, 2012 Note: Financial results for a stated year represent financials for the 12 month period ending January 31 of the following year